Exhibit 5.1

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

February 7, 2013

Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, TN 37801

Ladies and Gentlemen:

We have acted as special counsel to Ruby Tuesday, Inc., a Georgia corporation (the “Company”), and each of the subsidiaries of the Company listed on Schedule I hereto (the “Guarantors”) in connection with the Company’s offer (the “Exchange Offer”) to exchange up to $238,500,000 aggregate principal amount of its 7 5/8% Senior Notes due 2020 (the “New Securities”) for any and all of its outstanding 7 5/8% Senior Notes due 2020 (the “Old Securities”) pursuant to a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Old Securities were issued and the New Securities are to be issued under the indenture dated as of May 14, 2012 (the “Indenture”) between the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The New Securities will be guaranteed by each of the Guarantors pursuant to the terms of the Indenture (the “New Guarantees”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vi) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Upon the basis of the foregoing, we are of the opinion that when the New Securities are duly executed, authenticated and delivered in exchange for the Old Securities in accordance with the terms of the Indenture and the Exchange Offer, the New Securities will be valid and binding obligations of the Company, and each of the New Guarantees thereof by each respective Guarantor will be the valid and binding obligation of each respective Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation and (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) the Indenture is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and each of the Guarantors); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of any of the New Securities or the New Guarantees. We have also assumed that neither the issuance and delivery of the New Securities or the New Guarantees, nor the compliance by the Company or the Guarantors with the terms of the New Securities or the New Guarantees, respectively, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of Georgia, Texas, Kansas, Colorado, Arkansas, Pennsylvania and Tennessee, we have relied, without independent inquiry or investigation, on the opinions of Hunton & Williams LLP (with respect to the laws of Georgia and Texas), Bryan Cave LLP (with respect to the laws of Colorado and Kansas), Stinson Morrison Hecker LLP (with respect to the laws of Arkansas), Saul Ewing LLP (with respect to the laws of Pennsylvania) and Scarlett May (with respect to the laws of Tennessee), respectively, each filed with the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

Schedule I

State or Other Jurisdiction of Incorporation or Organization
RTBD, Inc.	Delaware
RT Finance, Inc.	Delaware
Ruby Tuesday GC Cards, Inc.	Colorado
RT Tampa Franchise, LP	Delaware
RT Orlando Franchise, LP	Delaware
RT South Florida Franchise, LP	Delaware
RT New York Franchise, LLC	Delaware
RT Southwest Franchise, LLC	Delaware
RT Michiana Franchise, LLC	Delaware
RT Franchise Acquisition, LLC	Delaware
RT Kentucky Restaurant Holdings, LLC	Delaware
RT Florida Equity, LLC	Delaware
RTGC, LLC	Colorado
RT Detroit Franchise, LLC	Delaware
RT Michigan Franchise, LLC	Delaware
RT West Palm Beach Franchise, LP	Delaware
RT New England Franchise, LLC	Delaware
RT Long Island Franchise, LLC	Delaware
Ruby Tuesday, LLC	Delaware
RT Indianapolis Franchise, LLC	Delaware
RT Denver Franchise, LP	Delaware
RT Omaha Franchise, LLC	Delaware
RT KCMO Franchise, LLC	Delaware
RT Portland Franchise, LLC	Delaware
RT St. Louis Franchise, LLC	Delaware
RT Western Missouri Franchise, LLC	Delaware
RT Minneapolis Franchise, LLC	Delaware
RT Las Vegas Franchise, LLC	Delaware
4721 RT of Pennsylvania, Inc.	Pennsylvania
RTT Texas, Inc.	Texas
RTTT, LLC	Texas
RT Arkansas Club, Inc.	Arkansas
RT Jonesboro Club	Arkansas
Ruby Tuesday of Conway, Inc.	Arkansas
Ruby Tuesday of Russellville, Inc.	Arkansas
Ruby Tuesday of Bryant, Inc.	Arkansas
RT KCMO Kansas, Inc.	Kansas
RT Louisville Franchise, LLC	Delaware
RT McGhee Tyson, LLC	Delaware
RT One Percent Holdings, Inc.	Delaware
RT One Percent Holdings, LLC	Delaware
Quality Outdoor Services, Inc.	Tennessee
RT Airport, Inc.	Delaware
RT O’Toole, LLC	Delaware
RT Smith, LLC	Delaware
RT Millington, LLC	Delaware
Wok Hay 2, LLC	Delaware
RT Distributing, LLC	Tennessee
RT Northern California Franchise, LLC	Delaware
RTTA, LP	Texas

State or Other Jurisdiction of Incorporation or Organization
RT Restaurant Services, LLC	Delaware
RT New Hampshire Restaurant Holdings, LLC	Delaware
RT Minneapolis Holdings, LLC	Delaware
RT Omaha Holdings, LLC	Delaware
RT Denver, Inc.	Georgia
RT Louisville, Inc.	Georgia
RT Orlando, Inc.	Georgia
RT South Florida, Inc.	Georgia
RT Tampa, Inc.	Georgia
RT West Palm Beach, Inc.	Georgia

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